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EXHIBIT 99(b)

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF MARYLAND
(Greenbelt Division)

CRIIMI MAE INC., et al.,	*	98-2-3115-DK
(Chapter 11)
Debtors.	*	(Jointly Administered)

*****	*

CRIIMI MAE INC.,	*

Plaintiff,	*

v.	*

MORGAN STANLEY & CO.	*
INTERNATIONAL LIMITED,		Adversary Proceeding
	*	No. 98-1565-DK
Defendant.
*

******	*	******

STIPULATION EXTENDING WELLS FARGO STANDSTILL

    CRIIMI MAE Inc. ("CRIIMI MAE") and Morgan Stanley & Co. International Limited ("MSIL"), by their undersigned counsel, hereby stipulate and agree pursuant to paragraph two of the Stipulation and Consent Order Regarding Adversary Proceeding among CRIIMI MAE, MSIL and the Official Committee of Unsecured Creditors of CRIIMI MAE that the Wells Fargo Standstill Period shall be extended up through and including July 15, 1999.

/s/ GREGORY A. CROSS
Richard L. Wasserman, Esquire
(Federal Bar No. 02784)
Gregory A. Cross, Esquire
(Federal Bar No. 04571-G)
Venable, Baetjer and Howard, LLP
1800 Mercantile Bank & Trust Bldg
2 Hopkins Plaza
Baltimore, Maryland 21201
(410) 244-7400	/s/ ANNE BARRY HOWE Thomas P. Ogden, Esquire Anne Berry Howe, Esquire Barbara D. Diggs, Esquire Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000
Of Counsel for Defendant Morgan Stanley & Co.
Co-Counsel for CRIIMI MAE Inc.	International Limited

Stanley J. Reed, Esquire
(Federal Bar No. 00315)
Lauri Cleary, Esquire
(Federal Bar No. 06599)
Tamara A. Stoner, Esquire
(Federal Bar No. 08014)
Lerch, Early & Brewer, Chartered
3 Bethesda Metro Center, Suite 380
Bethesda, Maryland 20814 (301) 986-1300
Counsel for Defendant Morgan Stanley & Co. International Limited

CERTIFICATE OF SERVICE

    I HEREBY CERTIFY that on this 9th day of July, 1999 a copy of the foregoing Stipulation Extending Wells Fargo Standstill was sent by first class mail, postage prepaid to:

  Thomas P. Ogden, Esquire
  Davis Polk & Wardell
  450 Lexington Avenue
  New York, New York 10017

  Stanley J. Reed, Esquire
  3 Bethesda Metro Center, Suite 380
  Bethesda, Maryland 20814

  Daniel M. Lewis, Esquire
  Michael Bernstein, Esquire
  Arnold and Porter
  555 Twelfth Street, N.W.
  Washington, D.C. 20004

  Michael St. Patrick Baxter, Esquire
  Covington and Burling
  1201 Pennsylvania Avenue, N.W.
  Washington, D.C. 20044

  Clifford J. White, III, Esquire
  Assistant U.S. Trustee
  Office of U.S. Trustee
  6305 Ivy Lane, Suite 600
  Greenbelt, Maryland 20770

  Stanley J. Samorajczyk, Esquire
  Akin, Gump, Strauss, Hauer & Feld, LLP
  Suite 400
  1333 New Hampshire Avenue, N.W.
  Washington, D.C. 20036

/s/ GREGORY A. CROSS Gregory A. Cross

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IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF MARYLAND (Greenbelt Division)
STIPULATION EXTENDING WELLS FARGO STANDSTILL
CERTIFICATE OF SERVICE